NON-COMPETITION, NON-DISCLOSURE
                         AND NON-SOLICITATION AGREEMENT

      This Non-Competition, Non-Disclosure and Non-Solicitation Agreement ("Agreement") is entered into this ____ day of March 1998, by and among PETALS, INC., a Delaware corporation (the "Company") and _____________ CORELLI ("Corelli"), residing at ____________________.

                              W I T N E S S E T H :

      WHEREAS, prior to the date hereof, Corelli and certain members of his family were the owners of twenty eight (28%) of the issued and outstanding shares of capital stock of the Company;

      WHEREAS, pursuant to the provisions of a settlement agreement, dated March __, 1999 (the "Settlement Agreement") by and among Interiors, Inc., a Delaware corporation ("Interiors"), DMB Property Ventures Limited Partnership, a Delaware limited partnership, Mark N. Sklar, Drew M. Brown, the Bennett Dorrance Trust, the Bennett Dorrance Jr. Trust, the Ashley Dorrance Trust, and the Dorrance 1995 Issue Trust, John R. Corelli, Christopher Corelli and the Company and the related "Interiors Purchase Agreement" (as defined in the Settlement Agreement), Interiors has purchased on the date hereof, 100% of the shares of capital stock of the Company from the "Majority Stockholders" and the "Minority Stockholders" (as those terms are defined in the Settlement Agreement); and

      WHEREAS, as part of the transactions contemplated by the Settlement Agreement, Corelli has (a) sold to the Company, and the Company has purchased and paid Corelli for, all of his shares of capital stock of the Company, and (b) received from the Company and Interiors a severance agreement, dated of even date herewith (the "Severance Agreement") in connection with his resignation as an officer, employee and member of the board of directors of the Company; and

      WHEREAS, in consideration of the payments made to Corelli under the Settlement Agreement and to be made to Corelli under the Severance Agreement, Corelli has agreed to enter into this Agreement with the Company.

      NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties contained in the Settlement Agreement and those contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


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                                    ARTICLE I
                              Covenants of Corelli

1.1. Non-Competition.

      For a period equal to the earlier of (i) two (2) years from and after the date of this Agreement, or a (ii) occurrence and continuation of a "Default Event" (as defined in Section 1.4 below), Corelli hereby covenants and agrees that he shall not:

      (a) enter, directly or indirectly, into the employ of or render directly or indirectly, any services to any person, firm or corporation (i) that owns or operates a direct mail retail catalog business that sells in North America (A) a substantial number of items consisting of artificial flowers, plants or trees,
(B) a commercially recognized line of products or product category ("Products") from which the Company derived 10% or more of its net sales during the twelve
(12) months ending on the date of this Agreement and during the twelve (12) months ending on the date such person, firm or corporation with which you are involved purposes to sell such Products, or (C) any Products actively under consideration to be sold by the Company at any time during the three (3) months prior to the date of this Agreement and reasonably anticipated by the Company at that time to become Products from which the Company will derive 10% or more of its net sales during the twelve (12) moth period after such Products are first sold by the Company through its catalog or retail stores, if such Products are being sold by the Company at the time such person, firm or corporation with which Corelli is involved proposes to sell such Products, or (ii) that is engaged in the sale of any of the Products identified in subclauses (A), (B) and
(C) above, through its own retail stores located within the commercially recognized marketing areas in which the Company has, as at the date of this Agreement, either an existing retail store or a complete detailed marketing plan approved by the Board of Directors which includes a plan to open a retail store in such marketing area;

      (b) engage, directly or indirectly, in any such business for Corelli's own account; or

      (c) become interested, directly or indirectly, in any such business as a general partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, advisor, or in any other relationship or capacity.

Nothing contained in this Section 1.1 shall preclude Corelli from owning as an investment, publicly traded securities of any corporation so long as such securities do not, in the aggregate, constitute more than one (1%) percent of any class of outstanding securities of such corporation.

1.2 Non-Solicitation. For a period equal to the earlier to occur of (i) two (2) years from and after the date of this Agreement, or a (ii) "Default Event" (as defined in Section 1.4 below), Corelli shall not, directly or indirectly, employ or attempt to employ any individual employed by the Company during the term of Corelli's employment agreement


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

with the Company (from July 22, 1993 to the date this Agreement), other than John R. Corelli or Christopher Corelli (as applicable) or other members of Corelli's "immediate family" (defined as Corelli's parents, children, siblings or the spouses of any of the defined family members) who have not been employed by the Company for at least six months prior to the date hereof.

1.3 Confidential and Proprietary Information.

      (a) Corelli hereby agrees that he will not, at any time after the date of this Agreement disclose, communicate or divulge to any person (other than to officers or employees of the Company whose duties require such knowledge or to officers or employees of other entities if the purpose of such disclosure is to further the Company's business with such entities and is reasonably required therefor) or use for your personal benefit or the benefit of anyone other than the Company, any trade secrets, sales or marketing plans, customer lists or other similar confidential information employed in or proposed to be employed in the Company's business which come to or came to Corelli's knowledge during the course of or by reason of his prior employment by the Company and which is not otherwise in the public domain.

      (b) Corelli shall promptly deliver to the Company all memoranda, records, reports, and other documents, including without limitation all customer lists and catalog files, and all copies thereof, relating to the Company's business, which you may then possess or have under your control, and Corelli agrees not to remove from the premises of the Company any of the foregoing.

1.4 Default Event. As used in this Agreement, the term "Default Event" shall mean the failure or refusal of either the Company or Interiors to pay, within ten (10) days after the same shall become due and payable, either (a) the three
(3) installments constituting the "Severance Payment," as provided in the Severance Agreement between the Company and Corelli, or (b) the monthly installments of the Fixed Rent provided in Article 3 of the lease dated as of June 22, 1993, as amended, by and between Cafco LP, as landlord, and the Company, as tenant (the "Lease").

1.5 Equitable Relief. Corelli acknowledges and agrees that:

      (a) the provisions of this Agreement are essential to the Company and Interiors and Corelli is entering into the foregoing covenants to assure Interiors of the transfer of the goodwill of the Company, and in order to induce Interiors to consummate the transactions contemplated by the Settlement Agreement and the Interiors Purchase Agreement

      (b) Interiors would not consummate the transactions contemplated by the Settlement Agreement (including payment of the purchase price for the shares of Corelli's stock in the Company) if Corelli did not agree to the covenant not to compete and confidentiality covenants contained in this Agreement;


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

      (c) that any damages that would be sustained by the Company and/or Interiors as a result of a breach of the covenant not to compete and confidentiality covenants cannot be adequately remedied by damages, and

      (d) in addition to any other remedy it or they may have under this Agreement or at law, either or both of the Company and Interiors shall be entitled to seek and obtain injunctive and/or other equitable relief to prevent or curtail any actual or threatened breach of this Agreement.

                                   ARTICLE II
                                  Miscellaneous

2.1 Validity.

      (a) The covenants of Corelli contained in this Agreement shall be construed as an agreement of Corelli independent of any other provisions contained in any other agreement or instrument to which Corelli may be a party, including without limitation, the Settlement Agreement and any severance agreement between the Company and Corelli.

      (b) All parties hereto hereby expressly agree that it is not the intention of any party to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause or combination of the same of this Agreement shall violate the laws of any State or other jurisdiction where applicable, such sentence, paragraph, clause or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding on the parties hereto. It is the intention of all parties to make the covenants contained in this Agreement binding only to the extent that it may be lawfully done under existing applicable laws. If the scope of any covenant is too broad to permit enforcement of such covenant to its full extent then such covenant shall be enforced to the maximum extent permitted by law, and Corelli hereby agrees that such scope may be so judicially modified and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form.

2.2 Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and Interiors and their successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of Interior's or the Company's assets or business, or with or into which Interiors or the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by Corelli and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

2.3 Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram, facsimile or telex or by


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

registered or certified mail, postage prepaid, with return receipt requested, or by a nationally recognized overnight courier service to the respective party addressed:

            (i) in the case of the Company, to the principal business office of the Company, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Principal; and

            (ii) in the case of Corelli to such address as set forth above or to such other address as Corelli shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

            (iii) any notice required to be given to the Company hereunder must also be simultaneously given to and received by Interiors at:

                  Interiors, Inc.
                  320 Washington Boulevard
                  Mt. Vernon, New York 10553
                  Attn: President

for said notice to be effective hereunder.

2.4 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto or their Affiliates.

2.5 Definitions. Unless otherwise separately defined herein, all capitalized terms used in this Non-Competition Agreement shall have the same meaning as is defined in the Settlement Agreement.

2.6 Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

2.7 Resolution of Disputes. All disputes relating to or arising out of this Agreement or the interpretation or application of this Agreement shall be resolved by final and binding arbitration before an arbitrator selected by the Company from among the list of arbitrators set forth on Exhibit A. Any arbitration before the selected arbitrator shall be administrated by JAMS Endispute or the American Arbitration Association in New York. If such arbitration shall be commenced by The Company it shall, with its demand for arbitration, select the arbitrator and two alternatives in its demand. If such arbitration shall be commenced by either Employee, then the Company shall select an arbitrator and two alternatives within 5 days of being served with a copy of the demand for arbitration. Each of the parties hereto do hereby consent to the jurisdiction of the courts of the State


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of New York and the United States District Court for the Southern District of
New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of enforcing the award of the arbitrator, or any suit, action or other proceeding arising out of or with respect to this Agreement, or any of the transactions contemplated hereby or thereby. The parties hereto hereby expressly waive any and all objections which any of them may have as to venue in any of such courts, and also waives trial by jury in any such suit, action or proceeding. If any proceeding is brought by a party to this Agreement or its successors or assigns for the enforcement of this Agreement, or as a result of any alleged dispute, breach, default or misrepresentation by any other party of any of the provisions of the Agreement, the party which is successful in such proceeding shall be entitled to recover its reasonable attorneys' fees and other costs incurred in pursuing such proceeding, in addition to such other relief to which it may be entitled.

2.8 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of New York without reference to the principles of conflict of laws.

2.9 Venue; Waiver of Trial by Jury. Each of the parties consents and submits to the jurisdiction of the state and federal courts located in the States of New York in connection with any suits or other actions arising between the parties under this Agreement, and consents and waives any objections to the venue of such action or proceeding in the state or federal courts located in New York, and hereby waives trial by jury in any such action or proceeding.

2.10 Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

2.11 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

2.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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      IN WITNESS WHEREOF, Interiors, the Company and Corelli have each duly executed this Agreement as of the date first above written.


                                        PETALS, INC.

                                        By:
                                            ------------------------------------
                                                    Max Munn, President


                                        CORELLI:


                                        ----------------------------------------
                                                   ___________ CORELLI


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